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                                                                    Exhibit 10.6

                      ASSIGNMENT OF STANDARD OFFICE LEASE

                                 Century Plaza
                            550 S. Winchester Blvd.
                             San Jose, California

               Landlord: California State Automobile Association
                            Inter-Insurance Bureau

  Current Tenant/Assignor: CyberSource Corporation, a California corporation
                   (to be renamed software.net Corporation).

   Net Tenant/Assignee: Internet Commerce Services Corporation, a Delaware
                                  corporation
                   (to be renamed CyberSource Corporation).

     This Assignment of Standard Office Lease ("Assignment") is made effective as of December 31, 1997, between CyberSource Corporation, a California corporation, ("Assignor") and Internet Commerce Services Corporation, a Delaware corporation, ("Assignee").

                                   RECITALS

     A. California State Automobile Association Inter-Insurance Bureau as landlord ("Landlord"), and Assignor, as Tenant ("Tenant"), executed a lease dated as of August 20, 1996, as amended by the parties pursuant to an amendment dated October 20, 1997 (collectively with all exhibits and attachments thereto, "Lease"), a copy of which is attached hereto and incorporated herein by reference as Exhibit A, pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, that certain property described on attached Exhibit A for a term of thirty-six (36) months commencing on August 23, 1996, subject to earlier termination as provided in the Lease.

     B. Assignor desires to assign the Lease to Assignee, and Assignee desires to accept the assignment of the Lease from Assignor and assume the rights and obligations under the Lease.

     Therefore, for good and valuable consideration, the receipt and adequacy of which are acknowledged, Assignor and Assignee agree as follows:

                             Section 1. Assignment

     Assignor assigns and transfers to Assignee all right, title, and interest in the Lease and Assignee accepts from Assignor all such right, title and interest, subject to the terms and conditions set forth in this Agreement. This Assignment is subordinate to the provisions of the Lease.

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            Section 2. Attornment; Assumption of Lease Obligations

     Assignee assumes and agrees to perform and fulfill all the terms, covenants, conditions, and obligations required to be performed and fulfilled by Assignor as Tenant under the Lease, including the making of all payments due to or payable to the Landlord under the Lease as they become due and payable.

                        Section 3. Assignor's Covenants

     (a) Assignor covenants that the copy of the Lease attached as Exhibit A is a true and accurate copy of the Lease as currently in effect and that there exists no other agreement relating to Assignor's tenancy under the Lease.

     (b) Assignor covenants that the Lease is in full effect and no defaults exist under the Lease and that no acts or events have occurred which, with the passage of time or the giving of notice or both, could become defaults.

                          Section 4. Litigation Costs

     If any litigation between Assignor and Assignee arises out of this Assignment or concerning the meaning or interpretation of this Assignment, the losing party shall pay the prevailing party's costs and expenses of such litigation, including, without limitation, reasonable attorney fees.

                          Section 5. Indemnification

     Assignor agrees to indemnify and hold harmless Assignee from and against any loss, cost, or expense, including attorneys' fees and court costs relating to the failure of Assignor to fulfill Assignor's obligations under the Lease, and accruing with respect to the period on or prior to the date of this Assignment. Assignee agrees to indemnify and hold harmless Assignor from and against any loss, cost or expense, including attorneys' fees and court costs relating to the failure of Assignee to fulfill obligations under the Lease, and accruing with respect to the period subsequent to the date of this Assignment.

                       Section 6. Successors and Assigns

     This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest, and assigns.

                            Section 7. Termination

     Termination of the Lease shall, at Landlord's sole election, constitute a termination of this Assignment.


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                           Section 8. Governing Law

   This Assignment shall be governed by and constructed in accordance with California law. If any clause, section, or part of this Assignement is adjudged by any court of competent jurisdiction to be invalid, such judgment will not affect, impair or invalidate the remainder thereof, but will be confined in its operation to the clause, section, or part thereof directly involved in the controversy in which such judgment is rendered; provided, however, that the consideration and benefit (including the performance of the covenants, agreements and the indemnity) to be received hereunder by both parties is not thereby altered.

   The parties have executed this Assignment as of the date first above written.


CyberSource Corporation (to be        Internet Commerce Services Corporation (to
renamed as software net Coproration)  be renamed as CyberSource Corporation)


By:__________________________________  By:_________________________________

Name: _______________________________  Name:_______________________________

Title: ______________________________  Title: _____________________________